Exhibit 10 (f)(2)

AMENDMENT NO. 1

to the

2004 RESTATEMENT

of the

XEROX CORPORATION UNFUNDED RETIREMENT INCOME GUARANTEE PLAN

W I T N E S S E T H :

WHEREAS, Xerox Corporation (the “Company”) has adopted the Unfunded Retirement Income Guarantee Plan, which is presently set forth in the “2004 Restatement of Xerox Corporation Unfunded Retirement Income Guarantee Plan”,

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 3.1 shall be amended to read in its entirety as follows:

“Section 3.1. Eligibility. All Employees and beneficiaries of Employees eligible to receive benefits from the Funded Plan shall be eligible to receive benefits under this Plan in accordance with Section 4.1 regardless of when the Employees may have retired. Notwithstanding the above, if a Participant who is an Employee or former Employee of the Company is deemed by the Plan Administrator, in his sole reasonable discretion, to have engaged in detrimental activity against the Company, such Employee or former Employee shall not be eligible to receive benefits under the Plan.”

2.	A new Section 6.6 shall be added to read in its entirety as follows:

“Section 6.6. Restriction of Venue. Any action in connection with the Plan by an Employee or beneficiary may only be brought in Federal District Court in Monroe County, New York.”

3.	In the third sentence of Section 7.1, “(iii)” shall be amended to read as follows:

“(iii) the Vice President of the Company responsible for Human Resources or a representative thereof.”

4.	The second paragraph of Section 7.1 shall be amended to read in its entirety as follows:

“Any amendment, alteration, modification or suspension under subsection (iii) of the preceding paragraph shall be set forth in a written instrument executed by the Vice President of the Company responsible for human resources.”

The effective date of this amendment is as of the date hereof. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and its corporate seal duly affixed this 21st day of October, 2005.

XEROX CORPORATION

By	/s/ Patricia M. Nazemetz
Vice President

ATTEST:

/s/ J. Michael Farren
Secretary